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Exhibit 11.1
                                 VANSTAR CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                        (In thousands, except per share data)

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                                                                                             SEVEN
                                                                    YEAR ENDED              MONTHS
                                                                     APRIL 30,               ENDED       YEAR ENDED
                                                             -----------------------       APRIL 30,    SEPTEMBER 30,
                                                               1996           1995           1994           1993
                                                             --------       --------       --------       --------
HISTORICAL CALCULATION:
Weighted average number of
    common shares outstanding (Common A & B)                   14,247         11,040         11,168          9,282

Common equivalent shares from stock options
    and warrants using the treasury stock method                  360            -               72            -


Common equivalent shares from preferred
 stock using the as-if converted method (F & SP)               13,169            -           15,310            -

Common equivalent shares from stock options
   and warrants related to SAB No. 83 using
    the treasury stock method                                   2,445          2,671          2,671          2,671

                                                             --------       --------       --------       --------
Shares used in per share calculation                           30,221         13,711         29,221         11,953
                                                             --------       --------       --------       --------

Net income (loss)                                             $17,247         $1,268        $44,505        ($4,246)
Preferred stock dividends                                      (2,988)        (3,611)        (2,332)        (3,941)
                                                             --------       --------       --------       --------
Income(loss) applicable to common stock                       $14,259        ($2,343)       $42,173        ($8,187)
                                                             --------       --------       --------       --------
                                                             --------       --------       --------       --------

Income (loss) per share                                         $0.57         ($0.17)         $1.52         ($0.68)
                                                             --------       --------       --------       --------
                                                             --------       --------       --------       --------

PROFORMA CALCULATION:
Weighted average number of
    common shares outstanding                                  12,107         11,040

Common equivalent shares from stock options
    using the treasury stock method                               310             72

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants            20,306         18,703

Common equivalent shares from stock options
   and warrants related to SAB No. 83 using
    the treasury stock method                                   1,528          2,671

Pro forma shares used in computing
                                                             --------       --------
    net income per share                                       34,251         32,486
                                                             --------       --------
                                                             --------       --------

Net income                                                    $17,247         $1,268
                                                             --------       --------
                                                             --------       --------

Pro forma net income per share                                  $0.50          $0.04

                                                             --------       --------
                                                             --------       --------

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